Exhibit 4.1

Request ID: 018870307	Province of Ontario	Date Report Produced: 2016/04/21
Demande n°:	Province de I’Ontario	Document produit le:
Transaction ID: 060892270	Ministry of Government Services	Time Report Produced: 09:53:37
Transaction n°:	Ministére des Services gouvernementaux	lmprimé à:
Category ID: CT
Catégorie:

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

DOCEBO CANADA INC.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002514777

is a corporation incorporated,	est une société constituée aux termes
under the laws of the Province of Ontario.	des lois de la province de I’Ontario.

These articles of incorporation	Les présents statuts constitutifs
are effective on	entrent en vigueur le

APRIL 21 AVRIL, 2016

Director/Directeur
Business Corporations Act/Loi sur les sociétés par actions

Request ID / Demande n° 18870307	Page: 1 Ontario Corporation Number Numéro de la compagnie en Ontario 2514777

FORM 1		FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION

STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Dénomination sociale de la compagnie:
DOCEBO CANADA INC.

2.	The address of the registered office is:	Adresse du siège social:

MARS CENTRE, HERITAGE BUILDIN Suite 145

101 COLLEGE STREET
(Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

	TORONTO	ONTARIO
	CANADA	M5G 1L7

	(Name of Municipality or Post Office)	(Postal Code / Code postal)
(Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d’administrateurs:

	Minimum 1	Maximum 10

4.	The first director(s) is / are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian State Yes or No
	Prénom, initiales et nom de famille	Résident Canadian Oui/Non

	Address for service, giving Street & No.	Domicile élu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*	CLAUDIO	NO

ERBA

VIA A. MORO 1

MACHERIO MONZA AND BRIANZA

ITALY 20846

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	4. The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian State Yes or No
	Prénom, initiales et nom de famille	Résident Canadien Oui/Non

	Address for service, giving Street & No.	Domicile éIu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*	DANIEL	YES

KLASS

8 HILLHOLM ROAD

TORONTO ONTARIO

CANADA M5P 1M2

*	JASON	YES

CHAPNIK

33 STRATHEARN ROAD

TORONTO ONTARIO

CANADA M6C 1R2

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5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares.

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7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série:

Not applicable.

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8.	The issue, transfer or ownership of shares is / is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

No share of the Corporation may be transferred unless its transfer complies with the restriction on the transfer of securities set out in paragraph 9 hereof.

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9.	Other provisions, (if any, are):

Autres dispositions, s’il y a lieu:

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a)     borrow money upon the credit of the Corporation;

(b)     issue, re-issue, sell or pledge debt obligations of the Corporation;

(c)     subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)     mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without either:

(a)     the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors; or

(b)     the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders, expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

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10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name                      Prénom, initiale et nom de

or corporate name                                              famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	CLAUDIO ERBA

  VIA A. MORO 1

MACHERIO MONZA AND BRIANZA

ITALY 20846

*	DANIEL KLASS

8 HILLHOLM ROAD

TORONTO ONTARIO

CANADA M5P 1M2

*	JASON CHAPNIK

33 STRATHEARN ROAD

TORONTO ONTARIO

CANADA M6C 1R2

1A

Docebo Canada Inc.

(the “Corporation”)

The articles of the Corporation are amended in accordance with the Articles of Amendment as follows:

(a).	To change the name of the Corporation from “Docebo Canada Inc.” to “Docebo Inc.”.

(b).	To change the minimum and maximum number of directors from a minimum of one (1) and a maximum of ten (10) to a minimum of three (3) and a maximum of ten (10).

(c).

To delete, in their entirety, the provisions of Article 8 of the Articles of Incorporation of the Corporation, effectively removing the restrictions on the transfer of the Corporation’s shares and replace with “None”.

(d).	To delete, in their entirety, the provisions of Article 9 of the Articles of Incorporation of the Corporation, effectively removing the other provisions and replace with “None”.

(e).

To change the 237,667 issued and outstanding Common shares of the Corporation into an aggregate of 23,766,700 Common shares on the basis of 100 Common shares for each currently issued and outstanding Common share. No fractional shares shall be issued as a result of this change and the number of shares received by each holder upon the change shall be rounded off to the nearest whole number.

(f).	To create an unlimited number of Preferred shares, Issuable in Series.

(g).	To declare that the authorized capital of the Corporation, after giving effect to the foregoing, shall consist of:

i.	an unlimited number of Common shares; and

ii.	an unlimited number of Preferred shares, Issuable in Series.

(h).	To provide for the rights, privileges, restrictions and conditions attaching to the Common shares and the Preferred shares, Issuable in Series as provided for below:

A.	COMMON SHARES

1.	Voting Rights

The holder of a Common Share shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series.

2.	Dividend

Subject to the prior rights of the holders of any Preferred Shares and to any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of

1B

the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, if, as and when declared by the directors out of the moneys of the Corporation properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

3.	Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any Preferred Shares and to any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

B.	PREFERRED SHARES

1.	Preferred Shares Issuable in Series

The Preferred Shares may, at any time and from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the directors of the Corporation. The directors of the Corporation may, before issuance and subject as hereinafter provided, determine the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including, without limiting the generality of the foregoing:

(a)

the rate, amount or method of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue and any preference of such dividends;

(b)	any rights of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such rights;

(c)

any rights of retraction vested in the holders of Preferred Shares of such series and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future;

(d)	any voting rights;

(e)	any conversion rights;

(f)	any rights to receive the remaining property of the Corporation upon dissolution, liquidation or winding-up and the amount and preference of any such rights;

(g)	any sinking fund or purchase fund; and

1C

(h)	any other provisions attaching to any such series of the Preferred Shares;

the whole subject to the issue by the Director appointed under the Business Corporations Act (Ontario) of a certificate of amendment in respect of the articles of amendment in prescribed form to designate a series of Preferred Shares.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le 2019-09-13 (Year, Months, Day) (année, Mois, jour) These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire. DOCEBO CANADA INC. (Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l’article un à la page une). By/ Par: /s/ James Merkur Director (Signature) (Description of Office) (Signature) James Merkur (Fonction) 07119(2011/05) Page 2 of/de 2